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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                          AIRTOUCH COMMUNICATIONS, INC.

A Delaware corporation                            I.R.S. Employer No. 94-3213132

                              One California Street
                             San Francisco, CA 94111
                        ---------------------------------

        AIRTOUCH COMMUNICATIONS, INC. 1993 LONG-TERM STOCK INCENTIVE PLAN

                               Agent for Service:
                                Margaret G. Gill
           Senior Vice President Legal, External Affairs and Secretary
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000

                    Please send copies of all communications
                                      to:
                              Kristina Veaco, Esq.
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000
                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed
Title of                                                      Maximum           Maximum
Securities                          Amount                    Offering          Aggregate              Amount of
to be                               to be                     Price Per         Offering               Registration
Registered                          registered                Share             Price                  Fee
----------                          ----------                -----             -----                  ---

Common Stock $.01 par value (1)     10,000,000 shares         (2)$25.875        $258,750,000.00        (3)$89,224.14


(1) Including associated Series A Participating Preferred Stock purchase rights.

(2) Estimated in accordance with Rule 457(c), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on December 11, 1996.

(3) This Registration Statement incorporates by reference Registration Statements on Form S-8 (file No. 33-57081 and file No. 33-64553), pursuant to which the registrant registered 13,134,474 and 9,900,000 shares respectively, to be issued pursuant to the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, and paid a fee of $108,108.29 and $98,359.91. This fee relates only to the additional 10,000,000 Shares being registered hereby, in accordance with Instruction E of Form S-8.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
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         The contents of the registrant's Registration Statement on Form S-8 filed December 27, 1994 (No. 33-57081) are incorporated herein by reference.
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Item 8.    Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

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

Exhibit
Number          Description
------          -----------
5               Opinion of Margaret G. Gill, Senior Vice President Legal,
                External Affairs and Secretary

15.1            Letter Re Unaudited Interim Financial Information - Price
                Waterhouse LLP

23.1            Consent of Margaret G. Gill, included in Exhibit 5

23.2            Consent of Price Waterhouse LLP

23.3            Consent of Coopers & Lybrand L.L.P

23.4            Consent of  Ernst & Young LLP for CCI

23.5            Consent of KPMG Deutsche Treuhand-Gesellschaft for Mannesmann
                Mobilfunk GmbH

23.6            Consent of Coopers & Lybrand L.L.P. for CMT partners

23.7            Consent of Ernst & Young LLP for New Par

23.8            Consent of Arthur Andersen LLP for Kansas City Cellular

24              Power of Attorney
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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 12, 1996.

AIRTOUCH COMMUNICATIONS, INC.


/s/    Mohan S. Gyani
----------------------------
By:  Mohan S. Gyani
     Executive Vice President, Chief Financial Officer


                                      * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on December 12, 1996

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

         Signature                                   Title
         ---------                                   -----

Sam Ginn*                               Principal Executive Officer
                                        Chairman of the Board and Chief
                                        Executive Officer

Mohan S. Gyani*                         Principal Financial Officer
                                        Principal Accounting Officer
                                        Executive Vice President and Chief
                                        Financial Officer

Carol A. Bartz*                         Director

Michael J. Boskin*                      Director

C. Lee Cox*                             Director

Donald G. Fisher*                       Director

Paul Hazen*                             Director

Arthur Rock*                            Director

Arun Sarin*                             Director

George P. Shultz*                       Director

Charles R. Schwab*                      Director
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*By: /s/ Mohan S. Gyani
     -------------------------
         Mohan  S. Gyani
         Executive Vice President, Chief Financial Officer
         Principal Accounting and Principal Financial Officer
         Attorney-in-fact

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                                  EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.


Exhibit
Number          Description
------          -----------

5               Opinion of Margaret G. Gill, Senior Vice President Legal,
                External Affairs and Secretary

15.1            Letter Re Unaudited Interim Financial Information - Price
                Waterhouse LLP

23.1            Consent of Margaret G. Gill, included in Exhibit 5

23.2            Consent of Price Waterhouse LLP

23.3            Consent of Coopers & Lybrand L.L.P

23.4            Consent of  Ernst & Young LLP for CCI

23.5            Consent of KPMG Deutsche Treuhand-Gesellschaft for Mannesmann
                Mobilfunk GmbH

23.6            Consent of Coopers & Lybrand L.L.P. for CMT partners

23.7            Consent of Ernst & Young LLP for New Par

23.8            Consent of Arthur Andersen LLP for Kansas City Cellular

24              Power of Attorney

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